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Exhibit 99.1

CERTIFICATION PURSUANT TO
SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002

        Each of the undersigned hereby certifies that, in accordance with 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, in his capacity as an officer of HPL Technologies, Inc. that this quarterly report on Form 10-Q (the "Report") fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of HPL Technologies, Inc.

Date: December 16, 2002
/s/ THOMAS A. TOMASETTI Thomas A. Tomasetti President and Chief Executive Officer
Date: December 16, 2002
/s/ MICHAEL P. SCARPELLI Michael P. Scarpelli Chief Financial Officer

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  Exhibit 99.1
CERTIFICATION PURSUANT TO SECTIONS 906 OF THE SARBANES-OXLEY ACT OF 2002